     As filed with the Securities and Exchange Commission on July 2, 1997
                                                Registration No. 333-29731
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                              AMENDMENT NO. 1 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                             --------------------

                             AFC ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)

         Minnesota                              5812                     58-2016606
(State or other jurisdiction of      (Primary Standard Industrial        (Employer
incorporation or organization)           Classification Code          Identification No.)
                                               Number)

                       Six Concourse Parkway, Suite 1700
                         Atlanta, Georgia  30328-5352
                                (770) 391-9500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             --------------------

                               Samuel N. Frankel
            Executive Vice President, General Counsel and Secretary
                             AFC Enterprises, Inc.
                       Six Concourse Parkway, Suite 1700
                         Atlanta, Georgia  30328-5352
                                (770) 391-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------
                                  COPIES TO:

   Timothy F. Sylvester, Esq.                   Allan J. Tanenbaum, Esq.
      Riordan & McKinzie                         Cohen Pollock Merlin
    300 South Grand Avenue                        Axelrod & Tanenbaum
           29th Floor                       2100 Riveredge Parkway, Suite 300
 Los Angeles, California  90071                  Atlanta, Georgia 30328

                             --------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after the Registration Statement becomes effective.

                             --------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


         (a) EXHIBITS



Exhibit
Number                                                   Description
------                                                   -----------
   3.1+         Articles of Incorporation of AFC Enterprises, Inc. ("AFC"), as amended to date.
   3.2+         Amended and Restated Bylaws of AFC (formerly known as America's Favorite Chicken Company), as amended to date.
   4.1+         Indenture dated as of May 21, 1997 between AFC and United States Trust Company of New
                York, as Trustee, with respect to the 10 1/4% Senior Subordinated Notes due 2007.
   4.2+         Purchase Agreement, dated May 16, 1997, by and among AFC, Goldman, Sachs & Co., CIBC
                Wood Gundy Securities Corp. and Donaldson, Lufkin & Jenrette Securities Corporation.
   4.3+         Exchange and Registration Rights Agreement, dated as of May 21, 1997, by and among AFC,
                Goldman, Sachs & Co., CIBC Wood Gundy Securities Corp. and Donaldson, Lufkin & Jenrette
                Securities Corporation.
   4.4+         Credit Agreement dated as of May 21, 1997 between AFC and the financial institutions listed therein (collectively, "Lenders"), Goldman Sachs Capital Partners L.P., as syndication and arranging agent, and Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for
                Lenders.
   4.5+         Security Agreement, dated as of May 21, 1997, by and between AFC and CIBC, as
                Administrative Agent.
   4.6+         Pledge Agreement, dated as of May 21, 1997, by and between AFC and CIBC, as Administrative
                Agent.
   4.7+         Trademark Collateral Security Agreement, dated as of May 21, 1997, by and between AFC and CIBC, as
                Administrative Agent.
   4.8+         Patent and Copyright Collateral Security Agreement, dated as of May 21, 1997, by and between AFC and
                CIBC, as Administrative Agent.
   4.9+         Collateral Account Agreement, dated as of May 21, 1997, by and between AFC and CIBC, as
                Administrative Agent.
  4.10+         Form of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated May 21,
                1997, between AFC, and CIBC as Administrative Agent.
   5.1++        Opinion of Riordan & McKinzie as to the legality of securities registered hereunder.
  10.1+         Stock Purchase Agreement dated February 23, 1996 among AFC, FS Equity Partners, L.P. III
                ("FSEP III"), and FS Equity Partners International, L.P. ("FSEP International").
  10.2+         Stockholders Agreement dated April 11, 1996 among FSEP III and FSEP International, CIBC,
                Pilgrim Prime Rate Trust, Van Kampen American Capital Prime Rate Income Trust, Senior Debt
                Portfolio, ML IBK Positions Inc., Frank J. Belatti, Dick R. Holbrook, Samuel N. Frankel
                (collectively, the "Stockholders") and AFC.
  10.3+         Amendment No. 1 to Stockholders Agreement dated May 1, 1996 among the Stockholders, AFC and PENMAN Private Equity and Mezzanine Fund, L.P.
  10.4+         Asset Purchase Agreement dated March 24, 1997 by and between AFC and Atlanta Franchise
                Development Company, LLC.
  10.5+         Asset Purchase Agreement dated May 5, 1997 among AFC, The American Bagel Company d/b/a
                Chesapeake Bagel Bakery, Michael Robinson, and Alan Manstof.
  10.6+         Form of Popeye's Development Agreement
  10.7+         Form of Church's Development Agreement
  10.8+         Form of Popeye's Franchise Agreement
  10.9+         Form of Church's Franchise Agreement
 10.10+         Formula Agreement dated July 2, 1979 among Alvin C. Copeland, Gilbert E. Copeland, Mary L.
                Copeland, Catherine Copeland, Russell J. Jones, A. Copeland Enterprises, Inc. and Popeyes
                Famous Fried Chicken, Inc. (a predecessor of AFC).
 10.11+         Amendment to Formula Agreement dated March 21, 1989 by and among Alvin Copeland, New
                Orleans Spice Company, Inc. and Biscuit Investments, Inc. (a predecessor of AFC).
 10.12+         Second Amendment to Formula Agreement dated March 21, 1989 by and among Alvin C.
                Copeland, Biscuit Investments, Inc. and New Orleans Spice Company, Inc.
 10.13+         Supply Agreement dated March 21, 1989 between New Orleans Spice Company, Inc. and Biscuit
                Investments, Inc.
 10.14+         Recipe Royalty Agreement dated March 21, 1989 by and among Alvin C. Copeland, New Orleans
                Spice Company, Inc. and Biscuit Investments, Inc.
 10.15+         Licensing Agreement dated March 11, 1976 between King Features Syndicate Division of The
                Hearst Corporation and A. Copeland Enterprises, Inc.
 10.16+         Assignment and Amendment dated January 1, 1981 between A. Copeland Enterprises, Inc.,
                Popeyes Famous Fried Chicken, Inc. and King Features Syndicate Division of The Hearst
                Corporation.
 10.17+         Popeye License Agreement dated January 1, 1981 between King Features Syndicate Division of
                The Hearst Corporation and Popeyes Famous Fried Chicken, Inc.


 Exhibit
 Number                                          Description
 ------                                          -----------
 10.18+         Letter Agreement dated September 17, 1981 between King Features Syndicate Division of The
                Hearst Corporation, A. Copeland Enterprises, Inc. and Popeyes Famous Fried Chicken, Inc.
 10.19+         License Agreement dated December 19, 1985 by and between King Features Syndicate, Inc., The
                Hearst Corporation, Popeyes, Inc. and A. Copeland Enterprises, Inc.
 10.20+         Letter Agreement dated July 20, 1987 by and between King Features Syndicate, Division of The
                Hearst Corporation, Popeyes, Inc. and A. Copeland Enterprises, Inc.
 10.21+         Employment Agreement dated November 5, 1992 between AFC and Frank J. Belatti.
 10.22+         Amendment No. 1 to Employment Agreement dated November 5, 1995 between AFC and Frank
                J. Belatti.
 10.23+         Employment Agreement dated as of November 5, 1992 between AFC and Dick R. Holbrook.
 10.24+         Amendment No. 1 to Employment Agreement dated November 5, 1995 between AFC and Dick R.
                Holbrook.
 10.25+         Employment Agreement dated December 4, 1995 between AFC and Samuel N. Frankel.
 10.26+         1992 Stock Option Plan of AFC (formerly America's Favorite Chicken Company) effective as of
                November 5, 1992.
 10.27+         First Amendment to 1992 Stock Option Plan dated July 19, 1993.
 10.28+         Second Amendment to 1992 Stock Option Plan dated December 17, 1993.
 10.29+         Third Amendment to 1992 Stock Option Plan dated April 11, 1996.
 10.30+         1996 Nonqualified Performance Stock Option Plan (Executive) of AFC effective as of April 11,
                1996.
 10.31+         1996 Nonqualified Performance Stock Option Plan (General) of AFC effective as of April 11,
                1996.
 10.32+         1996 Nonqualified Stock Option Plan of AFC effective as of April 11, 1996.
 10.33+         Form of Nonqualified Stock Option Agreement (Executive) between AFC and certain key executives.
 10.34+         Form of Nonqualified Stock Option Agreement (General) between AFC and stock option participants.
 10.35+         1996 Employee Stock Bonus Plan (Executive) of AFC effective as of April 11, 1996.
 10.36+         1996 Employee Stock Bonus Plan (General) of AFC effective as of April 11, 1996.
 10.37+         Form of Stock Bonus Agreement (Executive) between AFC and certain executive officers.
 10.38+         Form of Stock Bonus Agreement (General) between AFC and certain key officers and employees.
 10.39+         Form of Secured Promissory Note issued to certain members of management.
 10.40+         Form of Stock Pledge Agreement between AFC and certain members of management.
 10.41+         AFC 1994 Supplemental Benefit Plan for Executive Officers dated May 9, 1994.
 10.42+         AFC 1994 Supplemental Benefit Plan for Senior and Executive Staff Officers dated April 19,
                1994.
 10.43+         AFC 1994 Supplemental Benefit Plan for Senior Officers/General Managers dated May 9, 1994.
 10.44+         AFC 1994 Supplemental Benefit Plan for Designated Officers dated May 9, 1994.
 10.45+         Settlement Agreement between Alvin C. Copeland, Diversified Foods and Seasonings, Inc.,
                Flavorite Laboratories, Inc. and AFC dated May 29, 1997.
 10.46+         Sublease dated March 1, 1997 by and between AFC and Foresight Software, Inc.
 10.47+         Lease dated December 31, 1992 by and between Concourse VI Associates and AFC.
 10.48+         First Amendment to Lease Agreement dated January 1993 by and between AFC and Concourse
                VI Associates.
 10.49+         Second Amendment to Lease Agreement dated June 24, 1993 by and between AFC and
                Concourse VI Associates.
 10.50+         Third Amendment to Lease Agreement dated June 17, 1994 by and between AFC and Concourse
                VI Associates.
 10.51+         Indemnification Agreement dated April 11, 1996 by and between AFC and William M. Wardlaw.
 10.52+         Indemnification Agreement dated April 11, 1996 by and between AFC and Ronald P. Spogli.
 10.53+         Indemnification Agreement dated April 11, 1996 by and between AFC and John M. Roth.
 10.54+         Indemnification Agreement dated May 1, 1996 by and between AFC and Kelvin J. Pennington.
 10.55+         Indemnification Agreement dated April 11, 1996 by and between AFC and Dick R. Holbrook.
 10.56+         Indemnification Agreement dated May 1, 1996 by and between AFC and Todd W. Halloran.
 10.57+         Indemnification Agreement dated April 11, 1996 by and between AFC and Samuel N. Frankel.
 10.58+         Indemnification Agreement dated April 11, 1996 by and between AFC and Matt L. Figel.
 10.59+         Indemnification Agreement dated July 2, 1996 by and between AFC and Paul H. Farrar.
 10.60+         Indemnification Agreement dated April 11, 1996 by and between AFC and Mark J. Doran.
 10.61+         Indemnification Agreement dated April 11, 1996 by and between AFC and Frank J. Belatti.
 21.1+          Subsidiaries of AFC.
 23.1++         Consent of Riordan & McKinzie (contained in Exhibit 5.1).
 23.2*          Consent of Arthur Andersen LLP.
 24.1+          Power of Attorney.
 25.1++         Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                United States Trust Company of New York.


 Exhibit
 Number                             Description
 ------                             -----------
 99.1++         Form of Letter of Transmittal with respect to the Exchange Offer.
 99.2++         Form of Notice of Guaranteed Delivery.

--------------------

* Filed as an exhibit to the Registration Statement on Form S-4 (Registration No. 333-29731) on June 20, 1997 and incorporated by reference herein).

+  Filed herewith.

++ To be filed by amendment.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, State of Georgia, on July 2, 1997.

                                    AFC Enterprises, Inc.


                                    By:  /s/ Samuel N. Frankel
                                         _____________________
                                         Samuel N. Frankel
                                         Executive Vice President, General
                                         Counsel and Secretary


                               POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                           TITLE                          DATE
          *               Chief Executive Officer,                   July 2, 1997
-----------------------    Chairman of the Board and Director
   Frank J. Belatti       (Principal Executive Officer)


          *               President, Chief Operating Officer,        July 2, 1997
-----------------------    and Director
   Dick R. Holbrook

          *               Executive Vice President,                  July 2, 1997
-----------------------    General Counsel, Secretary and
  Samuel N. Frankel        Director


          *               Chief Financial Officer (Principal         July 2, 1997
-----------------------    Financial and Accounting Officer)
   Gerald J. Wilkins

          *               Director                                   July 2, 1997
-----------------------
    Mark J. Doran

          *               Director                                   July 2, 1997
-----------------------
     Paul Farrar

          *               Director                                   July 2, 1997
-----------------------
    Matt L. Figel

          *               Director                                   July 2, 1997
-----------------------
   Todd M. Halloran

          *               Director                                   July 2, 1997
-----------------------
  Kelvin J. Pennington

          *               Director                                   July 2, 1997
-----------------------
     John M. Roth

          *               Director                                   July 2, 1997
-----------------------
   Ronald P. Spogli

          *               Director                                   July 2, 1997
-----------------------
  William M. Wardlaw

*By:  /s/ Samuel N. Frankel
    -----------------------
      Samuel N. Frankel
      Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                              Sequentially
Exhibit                                                                                         Numbered
Number                                        Description                                         Page
------                                        -----------                                         ----
   3.1+         Articles of Incorporation of AFC Enterprises, Inc. ("AFC"), as amended to date.
   3.2+         Amended and Restated Bylaws of AFC (formerly known as America's
                Favorite Chicken Company), as amended to date.
   4.1+         Indenture dated as of May 21, 1997 between AFC and United States
                Trust Company of New York, as Trustee, with respect to the 10 1/4%
                Senior Subordinated Notes due 2007.
   4.2+         Purchase Agreement, dated May 16, 1997, by and among AFC, Goldman,
                Sachs & Co., CIBC Wood Gundy Securities Corp. and Donaldson, Lufkin &
                Jenrette Securities Corporation.
   4.3+         Exchange and Registration Rights Agreement, dated as of May 21, 1997, by and among AFC, Goldman, Sachs & Co., CIBC Wood Gundy Securities
                Corp. and Donaldson, Lufkin & Jenrette Securities Corporation.
   4.4+         Credit Agreement dated as of May 21, 1997 between AFC and the financial institutions listed therein (collectively, "Lenders"), Goldman Sachs
                Capital Partners L.P., as syndication and arranging agent, and Canadian
                Imperial Bank of Commerce ("CIBC"), as administrative agent for Lenders.
   4.5+         Security Agreement, dated as of May 21, 1997, by and between AFC and
                CIBC, as Administrative Agent.
   4.6+         Pledge Agreement, dated as of May 21, 1997, by and between AFC and
                CIBC, as Administrative Agent.
   4.7+         Trademark Collateral Security Agreement, dated as of May 21, 1997, by and between AFC and CIBC, as Administrative Agent.
   4.8+         Patent and Copyright Collateral Security Agreement, dated as of May 21, 1997, by and between AFC and CIBC, as Administrative Agent.
   4.9+         Collateral Account Agreement, dated as of May 21, 1997, by and between AFC and CIBC, as Administrative Agent.
  4.10+         Form of Mortgage, Assignment of Rents, Security Agreement and Fixture
                Filing, dated May 21, 1997, between AFC, and CIBC as Administrative
                Agent.
   5.1++        Opinion of Riordan & McKinzie as to the legality of securities registered hereunder.
  10.1+         Stock Purchase Agreement dated February 23, 1996 among AFC, FS
                Equity Partners, L.P. III ("FSEP III"), and FS Equity Partners International,
                L.P. ("FSEP International").
  10.2+         Stockholders Agreement dated April 11, 1996 among FSEP III and FSEP
                International, CIBC, Pilgrim Prime Rate Trust, Van Kampen American
                Capital Prime Rate Income Trust, Senior Debt Portfolio, ML IBK Positions
                Inc., Frank J. Belatti, Dick R. Holbrook, Samuel N. Frankel (collectively, the "Stockholders") and AFC.
  10.3+         Amendment No. 1 to Stockholders Agreement dated May 1, 1996 among the Stockholders, AFC and PENMAN Private Equity and Mezzanine Fund,
                L.P.
  10.4+         Asset Purchase Agreement dated March 24, 1997 by and between AFC and Atlanta Franchise Development Company, LLC.
  10.5+         Asset Purchase Agreement dated May 5, 1997 among AFC, The American
                Bagel Company d/b/a Chesapeake Bagel Bakery, Michael Robinson, and
                Alan Manstof.
  10.6+         Form of Popeye's Development Agreement
  10.7+         Form of Church's Development Agreement
  10.8+         Form of Popeye's Franchise Agreement
  10.9+         Form of Church's Franchise Agreement
 10.10+         Formula Agreement dated July 2, 1979 among Alvin C. Copeland,
                Gilbert E. Copeland, Mary L. Copeland, Catherine Copeland, Russell J.
                Jones, A. Copeland Enterprises, Inc. and Popeyes Famous Fried Chicken,
                Inc. (a predecessor of AFC).

                                                                                         Sequentially
 Exhibit                                                                                   Numbered
 Number                             Description                                              Page
 ------                             -----------                                              ----
 10.11+         Amendment to Formula Agreement dated March 21, 1989 by and among
                Alvin Copeland, New Orleans Spice Company, Inc. and Biscuit
                Investments, Inc. (a predecessor of AFC).
 10.12+         Second Amendment to Formula Agreement dated March 21, 1989 by and among Alvin C. Copeland, Biscuit Investments, Inc. and New Orleans
                Spice Company, Inc.
 10.13+         Supply Agreement dated March 21, 1989 between New Orleans Spice
                Company, Inc. and Biscuit Investments, Inc.
 10.14+         Recipe Royalty Agreement dated March 21, 1989 by and among Alvin C.
                Copeland, New Orleans Spice Company, Inc. and Biscuit Investments, Inc.
 10.15+         Licensing Agreement dated March 11, 1976 between King Features
                Syndicate Division of The Hearst Corporation and A. Copeland Enterprises,
                Inc.
 10.16+         Assignment and Amendment dated January 1, 1981 between A. Copeland
                Enterprises, Inc., Popeyes Famous Fried Chicken, Inc. and King Features
                Syndicate Division of The Hearst Corporation.
 10.17+         Popeye License Agreement dated January 1, 1981 between King Features
                Syndicate Division of The Hearst Corporation and Popeyes Famous Fried
                Chicken, Inc.
 10.18+         Letter Agreement dated September 17, 1981 between King Features
                Syndicate Division of The Hearst Corporation, A. Copeland Enterprises,
                Inc. and Popeyes Famous Fried Chicken, Inc.
 10.19+         License Agreement dated December 19, 1985 by and between King
                Features Syndicate, Inc., The Hearst Corporation, Popeyes, Inc. and A.
                Copeland Enterprises, Inc.
 10.20+         Letter Agreement dated July 20, 1987 by and between King Features
                Syndicate, Division of The Hearst Corporation, Popeyes, Inc. and A.
                Copeland Enterprises, Inc.
 10.21+         Employment Agreement dated November 5, 1992 between AFC and Frank
                J. Belatti.
 10.22+         Amendment No. 1 to Employment Agreement dated November 5, 1995 between AFC and Frank J. Belatti.
 10.23+         Employment Agreement dated as of November 5, 1992 between AFC and
                Dick R. Holbrook.
 10.24+         Amendment No. 1 to Employment Agreement dated November 5, 1995 between AFC and Dick R. Holbrook.
 10.25+         Employment Agreement dated December 4, 1995 between AFC and
                Samuel N. Frankel.
 10.26+         1992 Stock Option Plan of AFC (formerly America's Favorite Chicken
                Company) effective as of November 5, 1992.
 10.27+         First Amendment to 1992 Stock Option Plan dated July 19, 1993.
 10.28+         Second Amendment to 1992 Stock Option Plan dated December 17,
                1993.
 10.29+         Third Amendment to 1992 Stock Option Plan dated April 11, 1996.
 10.30+         1996 Nonqualified Performance Stock Option Plan (Executive) of AFC
                effective as of April 11, 1996.
 10.31+         1996 Nonqualified Performance Stock Option Plan (General) of AFC
                effective as of April 11, 1996.
 10.32+         1996 Nonqualified Stock Option Plan of AFC effective as of April 11,
                1996.
 10.33+         Form of Nonqualified Stock Option Agreement (Executive) between AFC and certain key executives.
 10.34+         Form of Nonqualified Stock Option Agreement (General) between AFC and stock option participants.
 10.35+         1996 Employee Stock Bonus Plan (Executive) of AFC effective as of
                April 11, 1996.
 10.36+         1996 Employee Stock Bonus Plan (General) of AFC effective as of
                April 11, 1996.


                                                                                           Sequentially
 Exhibit                                                                                     Numbered
 Number                            Description                                                 Page
 ------                            -----------                                                 ----
 10.37+         Form of Stock Bonus Agreement (Executive) between AFC and certain executive officers.
 10.38+         Form of Stock Bonus Agreement (General) between AFC and certain key officers and employees.
 10.39+         Form of Secured Promissory Note issued to certain members of management.
 10.40+         Form of Stock Pledge Agreement between AFC and certain members of management.
 10.41+         AFC 1994 Supplemental Benefit Plan for Executive Officers dated May 9,
                1994.
 10.42+         AFC 1994 Supplemental Benefit Plan for Senior and Executive Staff
                Officers dated April 19, 1994.
 10.43+         AFC 1994 Supplemental Benefit Plan for Senior Officers/General Managers
                dated May 9, 1994.
 10.44+         AFC 1994 Supplemental Benefit Plan for Designated Officers dated May 9,
                1994.
 10.45+         Settlement Agreement between Alvin C. Copeland, Diversified Foods and
                Seasonings, Inc., Flavorite Laboratories, Inc. and AFC dated May 29,
                1997.
 10.46+         Sublease dated March 1, 1997 by and between AFC and Foresight
                Software, Inc.
 10.47+         Lease dated December 31, 1992 by and between Concourse VI
                Associates and AFC.
 10.48+         First Amendment to Lease Agreement dated January 1993 by and between AFC and Concourse VI Associates.
 10.49+         Second Amendment to Lease Agreement dated June 24, 1993 by and between AFC and Concourse VI Associates.
 10.50+         Third Amendment to Lease Agreement dated June 17, 1994 by and between AFC and Concourse VI Associates.
 10.51+         Indemnification Agreement dated April 11, 1996 by and between AFC and
                William M. Wardlaw.
 10.52+         Indemnification Agreement dated April 11, 1996 by and between AFC and
                Ronald P. Spogli.
 10.53+         Indemnification Agreement dated April 11, 1996 by and between AFC and
                John M. Roth.
 10.54+         Indemnification Agreement dated May 1, 1996 by and between AFC and
                Kelvin J. Pennington.
 10.55+         Indemnification Agreement dated April 11, 1996 by and between AFC and
                Dick R. Holbrook.
 10.56+         Indemnification Agreement dated May 1, 1996 by and between AFC and
                Todd W. Halloran.
 10.57+         Indemnification Agreement dated April 11, 1996 by and between AFC and
                Samuel N. Frankel.
 10.58+         Indemnification Agreement dated April 11, 1996 by and between AFC and
                Matt L. Figel.
 10.59+         Indemnification Agreement dated July 2, 1996 by and between AFC and
                Paul H. Farrar.
 10.60+         Indemnification Agreement dated April 11, 1996 by and between AFC and
                Mark J. Doran.
 10.61+         Indemnification Agreement dated April 11, 1996 by and between AFC and
                Frank J. Belatti.
 21.1+          Subsidiaries of AFC.
 23.1++         Consent of Riordan & McKinzie (contained in Exhibit 5.1).
 23.2*          Consent of Arthur Andersen LLP.
 24.1+          Power of Attorney.
 25.1++         Form T-1 Statement of Eligibility and Qualification under the Trust
                Indenture Act of 1939 of United States Trust Company of New York.
 99.1++         Form of Letter of Transmittal with respect to the Exchange Offer.
 99.2++         Form of Notice of Guaranteed Delivery.

--------------------

* Filed as an exhibit to the Registration Statement on Form S-4 (Registration No. 333-29731) on June 20, 1997 and incorporated by reference herein).

+  Filed herewith.

++ To be filed by amendment.